SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                                                                   Date of Report (Date of earliest event reported)                          February 15, 2010

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada		63-1205304
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011
(Address of principal executive offices)

760-804-8844
(Issuer’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

    As disclosed and exhibited in CoConnect, Inc.’s (the “Company”) Form 10-Q for the period ending September 30, 2009 filed with the United States Securities and Exchange Commission on November 13, 2009, on August 15, 2009 the Company issued convertible promissory notes (the “Notes”) to several noteholders (the “Noteholders”) in the total amount of $84,057, with all Notes due and payable on or before November 15, 2009. On November 15, 2009, the Noteholders waived the default and required payment of all principal and interest due and payable pursuant to the Notes pursuant to an advisory agreement with one of the Noteholders. A copy of the advisory agreement and all related exhibits thereunder is furnished as an exhibit to this Current Report on Form 8-K. Pursuant to the terms of such waiver, (i) the default interest rate under the Notes was to remain in effect until full repayment of the Notes, and (ii) the maturity date of the Notes was extended to February 15, 2010.

    On February 15, 2010, the Noteholders delivered a demand for payment under the terms of the Notes. As of the date of this Current Report, the Company is currently in default pursuant to the terms of the Notes.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

10.1	Advisory Services Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 16, 2010		COCONNECT, INC. /s/ Brad Bingham, Esq.

	By:	Brad Bingham, Esq.
	Its:	Interim Chief Executive Officer